Exhibit 99.1

Tri-Valley Corporation Receives Notification of Non Compliance
from NYSE Amex

Bakersfield, CA, May 2, 2012 – Tri-Valley Corporation (NYSE Amex: TIV) today announced that it has received notification from NYSE Amex, LLC, dated April 26, 2012, that the Company is not in compliance with certain continued listing requirements set forth in the NYSE Amex Company Guide, as follows:

●	Section 1003(a)(iii) requires a company to maintain a minimum of $6.0 million in stockholders’ equity, if the company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. As of December 31, 2011, Tri-Valley Corporation’s stockholders’ equity was approximately $4.4 million and it has sustained losses from continuing operations and/or net losses in its five most recent fiscal years.
●

Section 1003(a)(iv) states that insofar as the Company has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable in the opinion of NYSE Amex, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

●	Section 1003(f)(v) states that insofar as the Company’s average daily closing price over the last six months ended March 31, 2012, was $0.17.

In order to maintain Tri-Valley Corporation’s listing on NYSE Amex, the Company is required to submit a plan to the exchange no later than May 29, 2012, addressing how it intends to regain compliance with Section 1003(a)(iv) by July 26, 2012, and Sections 1003(a)(iii) and 1003(f)(v) by October 26, 2012.  The Company currently intends to submit a plan by the May 29, 2012 deadline.  However, if the Company is unable to submit a plan, or if the plan is not accepted by NYSE Amex, Tri-Valley will be subject to delisting proceedings.

About Tri-Valley

Tri-Valley Corporation explores for and produces oil and natural gas in California and has two exploration-stage gold properties in Alaska. Tri-Valley is incorporated in Delaware and is publicly traded on the NYSE Amex exchange under the symbol "TIV." Our Company website, which includes all SEC filings, is www.tri-valleycorp.com.

Cautionary Note Regarding Forward-Looking Statements

All statements contained in this press release that refer to future events or other non-historical matters are forward-looking statements.  We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “hope,” “intends,” “may,” “plans,” “potential,” or “predicts,” or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are only predictions based on management’s expectations as of the date of this press release, and involve known and unknown risks, uncertainties and other factors, including: our ability to obtain additional funding; the outcome of an ongoing investigation by the staff of the SEC; fluctuations in oil and natural gas prices; imprecise estimates of oil reserves; drilling hazards such as equipment failures, fires, explosions, blow-outs, and pipe failure; shortages or delays in the delivery of drilling rigs and other equipment; problems in delivery to market; adverse weather conditions; compliance with governmental and regulatory requirements; geographical concentration of oil and gas reserves in the State of California; changes in, or inability to enter into or maintain, strategic and joint venture partnerships; pending and threatened lawsuits against us; potential rescission rights stemming from our potential violation of Section 5 of the Securities Act of 1933; our ability to consummate the OPUS restructuring transaction; and such other risks and factors that are discussed in our filings with the Securities and Exchange Commission from time to time, including under “Part I, Item 1A. Risk Factors” and “Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contained in Tri-Valley’s Annual Report on Form 10-K for the year ended December 31, 2011. Except as required by law, Tri-Valley undertakes no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform such statements to actual results or to reflect events or circumstances occurring after the date of this press release.

Company Contacts:	Investor Contacts:	Media Contact:
Greg Billinger	Doug Sherk/Jenifer Kirtland	Chris Gale
(661) 864-0500	EVC Group, Inc.	EVC Group, Inc.
gbillinger@tri-valleycorp.com	(415) 568-4887	(646) 201-5431
	dsherk@evcgroup.com	cgale@evcgroup.com
jkirtland@evcgroup.com

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